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                                                               Exhibit 10.39

                           NETWORK EVENT THEATER, INC.


                           CERTIFICATE OF DESIGNATION
                                       OF
                              SERIES A CONVERTIBLE
                                 PREFERRED STOCK


                (Pursuant to Section 151 of the Delaware General
                                Corporation Law)




                  We, Harlan D. Peltz and Bruce L. Resnik, the Chairman and the Secretary, respectively, of Network Event Theater, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the "DGCL") do hereby certify that, in accordance with Section 141(c) of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation on December 10, 1999:

                  RESOLVED, that a series of Preferred Stock, par value $.01 per share, of the Corporation is hereby created and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Corporation which are applicable to the preferred stock of all classes and series) are as follows:

                      SERIES A CONVERTIBLE PREFERRED STOCK

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Convertible Preferred Stock"), and the number of shares constituting the Series A Convertible Preferred Stock shall be 1,000,000.

                  Section 2. Stated Capital. The amount to be represented in stated capital at all times for each share of Series A Convertible Preferred Stock shall be $.01.


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                  Section 3. Dividends. The holders of shares of Series A
Convertible Preferred Stock shall be entitled to receive dividends, prior and in preference to any declaration or payment of any dividend on the Common Stock of this Corporation, at the annual rate of $1.92 per share of Series A Convertible Preferred Stock (as adjusted for any stock dividends, splits or combinations with respect to such shares), to accrue quarterly (and prorated for periods of less than a calendar quarter) on the last day of each calendar quarter, commencing with the quarter beginning on October 1, 2000. Such dividends shall accrue ("Accrued Dividends") on each share from October 1, 2000, and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative for all periods so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock.

                  Section 4. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, a sum equal to $24.00 per share plus accrued and unpaid dividends (the "Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of common stock, par value $.01 per share, of the Corporation ("Common Stock") or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"); provided, however, that such rights shall accrue to the holders of Series A Convertible Preferred Stock only if the Corporation's payments with respect to the liquidation preference of the holders of any capital stock of the Corporation ranking senior as to liquidation rights to the Series A Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Series A Convertible Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.


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                  Section 5.  Redemption.

                  (a) If by October 1, 2000 the transactions contemplated by the agreement and plan of merger dated June 28, 1999 among the Corporation, Common Places, LLC, YouthStream Media Networks, Inc., Nunet, Inc., Nucommon, Inc., Harlan D. Peltz, Benjamin Bassi, William Townsend and Mark Palmer (the "Merger Agreement") are not consummated and if approval by the stockholders of the Corporation of the issuance of shares of Common Stock in connection with the conversion of shares of Series A Convertible Preferred Stock has not been obtained, then, at any time after October 1, 2000 the Corporation may redeem for cash, out of funds legally available therefor, all of the shares of Series A Convertible Preferred Stock then outstanding at a price equal to the greater of
(i) the average Closing Price per share of Common Stock for the last 10 trading days before the day the Corporation gives notice of redemption of the shares of Series A Convertible Preferred Stock or (ii) $24.00 per share, subject to adjustment for any stock dividends, splits or combinations with respect to such shares (the "Redemption Price").

                  (b) Not more than 60 nor less than 30 days prior to any redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A Convertible Preferred Stock to be redeemed, addressed to such stockholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the redemption price, the place or places of payment, and that payment will be made upon presentation and surrender of the shares of Series A Convertible Preferred Stock.

                  (c) Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series A Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Convertible Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate (or certificates) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption


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Price, without interest, upon surrender of their certificates therefor) shall terminate. Any monies deposited by the Corporation pursuant to the foregoing provision and unclaimed at the end of one year from the date fixed for redemption shall, to the extent permitted by law, be returned to the Corporation, after which the holders of shares of Series A Convertible Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof. Shares of Series A Convertible Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock of the Corporation, pursuant to Section 243 of the DGCL, without designation as to series, and may thereafter be reissued, but not as shares of Series A Convertible Preferred Stock.

                  Section 6. No Sinking Fund. The shares of Series A Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

                  Section 7.  Conversion.

                  (a) Upon the consummations of the transactions contemplated by the Merger Agreement or the approval by the stockholders of the Corporation of the issuance of shares of Common Stock in connection with the conversion of shares of Series A Convertible Preferred Stock, the Series A Convertible Preferred Stock shall automatically convert into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Each share of Series A Convertible Preferred Stock shall be convertible at the office of any transfer agent for the Series A Convertible Preferred Stock, and at such other office or offices, if any, as the Board of Directors may designate, into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as shall be equal to the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Shares of Series A Convertible Preferred Stock may initially be converted into full shares of Common Stock at the rate of one share of Common Stock for each share of Series A Convertible Preferred Stock subject to adjustment as hereinafter provided (the "Conversion Rate"). Notwithstanding anything in this Section 7 to the contrary, no change in the Conversion Rate shall actually be made until the cumulative effect of the adjustments called for by this Section 7 since the date of the last change in the Conversion Rate would change the Conversion Rate by more than 1%. However, once the cumulative effect would result in such a change, the Conversion Rate shall actually be changed to reflect all adjustments called for by this Section 7 and not previously made.

                  (b) Upon conversion, the holders of Series A Convertible Preferred Stock shall surrender for conversion to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or


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accompanied by proper instruments of transfer. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series A Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  (c) The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series A Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of Section 7(d). If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series A Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series A Convertible Preferred Stock on the new basis.

                  (d) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation and other than pursuant to the Merger Agreement) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series A Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series A Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange. If, in connection with any such consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Corporation shall provide or cause


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to be provided to each holder of Series A Convertible Preferred Stock the right to elect the securities, cash or other assets into which the Series A Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this Section 7(d) have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                  (e) Upon the surrender of certificates representing shares of Series A Convertible Preferred Stock, the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided.

                  (f) No fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of
(i) the Closing Price (as hereinafter defined) of a share of Common Stock on the last trading day before the conversion date and (ii) such fraction of a share. The "Closing Price" for each day shall be the last reported sales price regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way on such day, in either case as reported on The New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System, or, if not admitted for quotation on the NASDAQ National Market System, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through NASDAQ, or, if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Common Stock on such day as determined in good faith by


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the Board of Directors.  Such determination by the Board of Directors shall be conclusive.

                  (g) The Conversion Rate shall be adjusted from time to time under certain circumstances, subject to the provisions of the last two sentences of Section 7(a), as follows:

                  (i) In case the Corporation shall (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock, (B) subdivide its outstanding Common Stock into a greater number of shares,
         (C) combine the shares of its outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares of its capital stock, then in each such case the Conversion Rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of capital stock of the Corporation which it would have owned or have been entitled to receive after the happening of such event had such Series A Convertible Preferred Stock been converted immediately prior to the record date for such event (or if no record date has been established in connection with such event, the effective date for such action). An adjustment pursuant to this Section 7(g)(i) shall become effective immediately after the record date in the case of a stock dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification.

                  (ii) In case the Corporation shall issue rights or warrants to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Closing Prices of the Common Stock on the 30 consecutive business days commencing 45 business days before the record date (the "Current Market Price"), then in each such case the Conversion Rate in effect on such record date shall be adjusted in accordance with the formula

                  c/1 = c x  O + N
                            ---------
                            O + N x P
                                -----
                                  M

where

         c/1 = the adjusted Conversion Rate.


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         C   =  the current Conversion Rate.

         O   =  the number of shares of Common Stock outstanding on the record date.

         N   =  the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants.

         P   =  the offering price per share of the additional shares.

         M   =  the Current Market Price per share of Common Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Rate then in effect shall be readjusted appropriately.

                  (iii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in Section 7(g)(ii) above, any dividend or distribution paid in cash out of the retained earnings of the Corporation and any dividend or distribution referred to in Section 7(g)(i) above), then in each such case the Conversion Rate then in effect shall be adjusted in accordance with the formula

                  c/1 = c x M
                           ---
                           M-F

where

         c/1 =   the adjusted Conversion Rate.

         C   =   the current Conversion Rate.

         M   =   the Current Market Price per share of Common Stock with
                 respect to the record date mentioned below.

         F   =   the aggregate amount of such cash dividend and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the


                                       -8-

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                  record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this Section 7(g)(iii), "Junior Stock" shall include any class of capital stock ranking junior or pari passu as to dividends or upon liquidation to the Series A Convertible Preferred Stock.

                  (iv) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

                  (v) If at any time as a result of an adjustment made pursuant to Section 7(g)(i), the holder of any Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 7(g)(i) to (iv), inclusive, above.

                  (h) Except as otherwise provided above in this Section 7, no adjustment in the Conversion Rate shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

                  (i) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall send to each transfer agent for the Series A Convertible Preferred Stock and the Common Stock, and to the principal securities exchange, if any, on which the Series A Convertible Preferred Stock and the Common Stock is traded, or the NASDAQ National Market System if the Series A Convertible Preferred Stock or Common Stock is admitted for quotation thereon, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or Assistant Secretary stating the adjusted Conversion Rate determined as provided in this Section 7, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Rate is adjusted, the Corporation will give notice by mail to the holders of record of Series A Convertible Preferred Stock, which notice shall be made within 45 days after the effective date of such adjustment and shall state the adjustment and the Conversion Rate. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.


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


                  (j) Whenever the Corporation shall propose to take any of the actions specified in Section 7(d) or in Section 7(g)(i), (ii) or (iii) which would result in any adjustment in the Conversion Rate under this Section 7, the Corporation shall cause a notice to be mailed at least 30 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series A Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

                  (k) Notwithstanding any other provision of this Section 7, no adjustment in the Conversion Rate need be made (i) for a transaction referred to in Section 7(g)(i), (ii) or (iii) if holders of Series A Convertible Preferred Stock are to participate in the transaction or distribution on a basis and with notice that the Board of Directors determines such transaction to be fair to the holders of the Series A Convertible Preferred Stock and appropriate in light of the basis on which holders of Common Stock or, in the case of a transaction referred to in Section 7(g)(iii), holders of Junior Stock participate in the transaction; (b) for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest, provided that the purchase price in any such sale is at least equal to the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Corporation for the benefit of its employees, directors or consultants; (c) for a change in par value of the Common Stock not involving a subdivision or combination described in Section 7(g)(i)(B) or 7(g)(i)(C); or (d) after the Series A Convertible Preferred Stock becomes convertible into cash (no interest shall accrue on the cash).

                  Section 8. Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of Series A Convertible Preferred Stock and the holders of Common Stock shall vote together and not as separate classes. The holder of each share of Series A Convertible Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series A Convertible Preferred Stock could then be converted, and, with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding and provisions hereof, to notice of any stockholders' meeting in accordance with the By-Laws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question on which holders of Common Stock have the right to vote.


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                  The affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series A Convertible Preferred Stock, voting separately as a class, will be required for any amendment, alteration or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences or special rights of the Series A Convertible Preferred Stock; provided, however, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any other capital stock of the Corporation ranking senior to, on a parity with, or junior to the Series A Convertible Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights. Such right of the holders of Series A Convertible Preferred Stock to vote as hereinabove provided may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof.

                  Section 9. Outstanding Shares. For purposes of this Certificate of Designation, all shares of Series A Convertible Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 5 hereof, all shares of Series A Convertible Preferred Stock which have been so called for redemption under Section 5, if funds necessary for the redemption of such shares are available; (ii) from the date of automatic converstion, all shares of Series A Convertible Preferred Stock converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Series A Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

                  IN WITNESS WHEREOF, Network Event Theater, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Harlan D. Peltz, its Chairman, and attested by Bruce L. Resnik, its Secretary, this ____ day of December, 1999.

                                             NETWORK EVENT THEATER, INC.

                                             By
                                             -----------------------------------
                                                  Harlan D. Peltz
                                                  Chairman

Attest:

By _________________________________
    Bruce L. Resnik
    Secretary


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


                  Each of the undersigned, the Chairman and the Secretary, respectively, of Network Event Theater, Inc., a Delaware corporation, declares under penalty of perjury that the matters set forth in this certificate are true and correct of his own knowledge.

                  Executed at _______________ on December ___, 1999.


                                             -----------------------------------
                                             Harlan D. Peltz
                                             Chairman


                                             -----------------------------------
                                             Bruce L. Resnik
                                             Secretary


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